UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
FORM 8-K
 _______________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 7, 2018
__________________

DANAHER CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
__________________

Delaware
(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue, NW, Suite 800W, Washington, D.C.	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
As previously disclosed in a Current Report on Form 8-K filed by Danaher Corporation (the “Company” or “Danaher”) on January 30, 2018, Daniel L. Comas, Executive Vice President and Chief Financial Officer of Danaher Corporation, will relinquish his role as Chief Financial Officer as of December 31, 2018. After such date, he will continue as an Executive Vice President of the Company (and as a member of the Office of the Chief Executive) on approximately a half-time basis at least through 2019. Also as previously disclosed, effective January 1, 2019, Matthew McGrew, 45, will succeed Mr. Comas as Executive Vice President - Chief Financial Officer. Mr. McGrew is currently a Danaher Group CFO with responsibility for the Company’s Diagnostics and Dental platforms.
In connection with Mr. McGrew’s promotion, on November 2, 2018, the Compensation Committee of Danaher’s Board of Directors approved the following changes to Mr. McGrew’s compensation, as set forth in a letter agreement subsequently entered into between the Company and Mr. McGrew as of November 7, 2018 (“Letter Agreement”):

•
effective as of January 1, 2019, Mr. McGrew’s annual base salary rate will increase to $660,000, his target bonus percentage under the Company’s annual cash incentive compensation program will increase to 115% and he will be entitled to personal usage of the Company aircraft (subject to reimbursing the Company for the incremental cost of any personal usage in excess of $50,000 in any calendar year);

•
the target dollar value of equity compensation to be awarded to Mr. McGrew in 2019 (to be awarded in accordance with the Company’s standard procedures and timing for annual executive officer equity awards) will be $2,600,000, to be split equally between stock options and performance stock units; and

•
pursuant to the Company’s Senior Leaders Severance Pay Plan, the total amount of severance pay for which Mr. McGrew will be eligible upon a qualifying termination will be equal to his annual base salary at the time of termination.

In connection with Mr. McGrew’s promotion and the changes in his compensation set forth above, the Company and Mr. McGrew also entered into an Agreement Regarding Competition and Protection of Proprietary Interests as of November 7, 2018 (the “Restrictive Covenant Agreement”). Under this agreement, during and for specified periods after Mr. McGrew’s employment with the Company, subject to certain customary exceptions, he is prohibited from disclosing or improperly using any of the Company’s confidential information; making any disparaging comments about the Company; competing with the Company; selling to or soliciting purchases from the Company’s customers and prospective customers with respect to products and services about which he has particular knowledge or expertise; hiring or soliciting any of the Company’s current or recent employees, or otherwise assisting or encouraging any of the Company’s employees to leave; interfering with the Company’s vendor relationships; or developing competing products or services. Mr. McGrew also agrees that with limited exceptions all intellectual property that he develops in connection with his employment with the Company belongs to the Company, and assigns the Company all rights he may have in any such intellectual property.
The foregoing descriptions of the Letter Agreement and Restrictive Covenant Agreement are qualified in their entirety by reference to the full text of such agreements, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and incorporated in this report by reference.
In addition, in connection with the change of Mr. Comas’ role, on November 2, 2018, Danaher’s Compensation Committee approved the following changes to Mr. Comas’ compensation:

•
effective as of January 1, 2019, Mr. Comas’ annual base salary rate will decrease to $650,000, his target bonus percentage under the Company’s annual cash incentive compensation program will remain at 125%, and he will be entitled to personal usage of the Company aircraft (subject to reimbursing the Company for the incremental cost thereof); and

•
the target dollar value of equity compensation to be awarded to Mr. Comas in 2019 (to be awarded in accordance with the Company’s standard procedures and timing for annual executive officer equity awards) will be $1,400,000, to be split equally between stock options and performance stock units.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

Exhibit No.	Description
10.1	Letter Agreement by and between Danaher Corporation and Matthew McGrew dated November 7, 2018
10.2	Agreement Regarding Competition and Protection of Proprietary Interests by and between Danaher Corporation and Matthew McGrew dated November 7, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

		By:	/s/ James F. O’Reilly
		Name:	James F. O’Reilly
		Title:	Vice President, Associate General Counsel and Secretary

Dated:	November 7, 2018